UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

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REV Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

245 South Executive Drive, Suite 100 Brookfield, Wisconsin	53005 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (414) 290-0190

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Not Applicable (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.001 par value per share	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 28, 2026, REV Group, Inc., a Delaware corporation (“REV”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated as of October 29, 2025 (the “Merger Agreement”), by and among REV, Terex Corporation, a Delaware corporation (“Terex”), Tag Merger Sub 1 Inc., a Delaware corporation and a direct wholly owned subsidiary of Terex (“Merger Sub 1”), and Tag Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Terex (“Merger Sub 2”), pursuant to which (i) Merger Sub will merge with and into REV (the “First Merger”), with REV continuing as the surviving corporation in the First Merger and (ii) immediately following the First Merger, REV will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving company in the Second Merger as a wholly owned, direct subsidiary of Terex. As a result of the Mergers, REV will no longer be publicly held. REV’s securities will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

There were 48,806,145 shares of common stock, par value $0.001 per share, of REV (“REV common stock”) issued and outstanding as of the close of business on December 16, 2025, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 39,542,767 shares of REV common stock were present or represented by proxy, representing approximately 81% of the voting power of all issued and outstanding shares of REV common stock entitled to vote at the Special Meeting as of the close of business on the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by REV with the U.S. Securities and Exchange Commission on December 23, 2025 (the “Proxy Statement”)):

Proposal 1 – The Merger Proposal: To adopt the Merger Agreement and approve the First Merger.

Proposal 2 – The Advisory Compensation Proposal: To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to REV’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement.

Proposal 3 – The Adjournment Proposal: To approve the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal.

Each proposal was approved by the requisite vote of REV’s stockholders. Because Proposal 1 – The Merger Proposal – was approved, a vote on the adjournment proposal described in the Proxy Statement was not necessary. A summary of the voting results for each proposal is set forth below.

Proposal 1 – The Merger Proposal

Votes For	Votes Against	Abstentions
39,510,557	18,981	13,229

Proposal 2 – The Advisory Compensation Proposal

Votes For	Votes Against	Abstentions
37,875,193	1,503,898	163,676

Proposal 3 – The Adjournment Proposal

Votes For	Votes Against	Abstentions
38,017,300	1,366,390	159,077

Item 8.01 Other Events.

On January 28, 2026, REV issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release announcing the results of the Special Meeting, dated as of January 28, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2026

REV Group, Inc.

By:	/s/ Amy A. Campbell
Amy A. Campbell
Chief Financial Officer (Principal Financial Officer)